November 29,  2001



United States Securities and Exchange Commission
The Curtis Center
601 Walnut Street
Philadelphia, PA 19106-3322

Dear Sirs:

Enclosed are an original and one copy of Form N-17f-2 and our related report, dated November 29, 2001, on our examination of the investment portfolio of the following funds as of the close of business on October 26, 2001.

Portfolios of Regions Funds                             File No.

	Regions Treasury  Fund				811-6511

	Regions Fixed Income Fund			811-6511

	Regions Growth  Fund				811-6511

	Regions Limited Maturity Government  Fund	811-6511

	Regions Balanced  Fund				811-6511

	Regions Value Fund				811-6511

	Regions Aggressive Growth Fund			811-6511


Very truly yours,



David Demas /s/
Partner